ARTICLES OF AMENDMENT
                            STATUTS DE MODIFICATION

Form 3
Business
Corporations
Act
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1.  The name of the corporation is:                 Denomination sociale de la societe

ARTAGRAPH REPRODUCTION TECHNOLOGY INCORPORATED

2.  The name of the corporation is changed to      (If Nouvelle denomination sociale de la societe (If y a lteu):
    applicable):

A.R.T. INTERNATIONAL INC.

3.  Date of Incorporation/amalgamation:             Date de la constitution ou de la lusion:

                                   1986/01/24
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                               (Year, Month, Day)
                              (annde, mois, jour)

4.  The articles of the corporation are amended     Les statuts de la societe sont modifies de la
    as follows                                      facon suivante.
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SEE ATTACHED SCHEDULE.



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                                    SCHEDULE

A.       The Articles of the Corporation be amended by:

         (a) consolidating the 266,629,785 issued and outstanding Common shares without par value into 1,066,519 issued and outstanding Common shares on the basis of one new consolidated share for two hundred and fifty former Common shares. No fractional shares are to be issued in connection with the consolidation. In the event that a common shareholder would otherwise be entitled to receive a fractional share upon the consolidation of the number of shares to be received by such shareholder shall be rounded up to the nearest whole number of common shares;

         (b) The number of the Directors of the Corporation shall be a minimum of three and a maximum of ten, and the Board of Directors is authorized to determine the number of Directors from time to time within those limits by resolution;

         (c) The Corporation is authorized to issue an unlimited number of Class B Preference shares without nominal or par value, designated as Class B Preference shares. The preferences, rights privilege, limitations and conditions attaching to the Class B Preference shares shall be as follows:

1.       DIVIDENDS

1.1. The holders of the Class B Preference shares, in priority to the common shares and any other shares of the Corporation including the Class A Preference shares or Class C Common shares or any other class of shares, shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors of the Corporation out of the moneys of the Corporation properly applicable to the payment of dividends, fixed preferential non-cumulative cash dividends at the rate of $0.10 per share annum. The Board of Directors of the Corporation shall be entitled from time to time to declare part of the fixed preferential non-cumulative Class B Preference share cash dividend for any fiscal year notwithstanding that such dividend for such fiscal year shall not be declared in full. If within four (4) months after the expiration of any fiscal year of the Corporation the board of directors in its discretion shall not declare the said dividend or any part thereof on the Class B Preference shares for such fiscal year then the rights of the holders of the Class B Preferences shares to such dividend or to any undeclared part thereof for such fiscal year shall be forever extinguished. The holder of the Class B Preference shares shall not be entitled to any dividends other than or in excess of the preferential non-cumulative cash dividends hereinbefore provided for.

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1.2      Cheques of the Corporation payable at par at any branch of the
Corporation's bankers for the time being in Canada shall be issued in respect of the dividends on the preference shares (less any tax required to be withheld by the Corporation) and payment thereof shall satisfy such dividends. Dividends which are presented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed for a period of six (6) years from the date on which they were declared to be payable shall be forefeited to the Corporation.

1.3 No dividends shall at any time be declared or paid on or set apart for payment on the common shares, the Class A Preference shares or on any shares of any other class of the Corporation ranking junior to the Class B Preference shares provided the full fixed preferential non-cumulative cash dividend has been declared and paid or set apart for payment for the current fiscal year of the Corporation on all the Class B Preference shares outstanding, however the Corporation may call for redemption or purchase or otherwise acquire for value all or less than all the then outstanding Class B Preference shares or purchase or otherwise acquire for value any common shares, Class C Common or any shares of any other class of the Corporation ranking junior to the Class B Preference shares so long as any Class B Preference shares are outstanding.

2.       DISSOLUTION

2.1 In the event of the dissolution, liquidation or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, the holders of the Class B Preference shares shall be entitled to receive from the assets and property of the Corporation for each Class B Preference share held by them respectively the sum of $1.00 together with all declared and unpaid preferential non-cumulative cash dividends thereon or a sum equivalent to the result obtained when the amount in the stated capital account for the Class B Preference shares is divided by the number of issued and outstanding Class B Preference shares together with all declared and unpaid preferential non-cumulative cash dividends thereon (whichever is the greater), before any amount shall be paid or any property or assets of the Corporation distributed to the holders of any common shares, Class C Common Shares, Class A Preference shares or shares of any other class ranking junior to the Class B Preference shares of the amount so payable to them as provided in this Article 2.1, they shall not be entitled to share in any further distribution of the property or assets of the Corporation.



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3.       PURCHASE BY THE CORPORATION

3.1 Subject to the provisions of subsection 32(2) of the Business Corporations Act (Ontario), as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any preferences herein shall be read as referring to such amended, re-enacted or replaced provisions), the Corporation may at any time or from time to time purchase (if obtainable) all or any part of the outstanding Class B Preference shares at the lowest price at which, in the opinion of the directors, such shares are obtainable, but not exceeding the amount to be paid on dissolution calculated in the manner set out in clause 2.1.

4.       VOTING RIGHTS

4.1 The holders of the Class B Preference shares shall not be entitled as such (except as hereinafter specifically provided and except as otherwise provided by the Business Corporations Act (Ontario)) to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting; the holders of the Class B Preference shares shall, however, be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation under section 237 of the Business Corporations Act (Ontario), or a sale, lease or exchange of all or substantially all of the property of the Corporation other than in the ordinary course of business under subsection 184(3) of the Business Corporations Act (Ontario).

4.2 No class of shares may be created ranking as to capital or dividends in priority to or on a parity with the Class B Preference shares without the approval of the holders of the Class B Preference shares given as hereinafter specified in clause 4.4 hereof, in addition to any vote or authorization required by the Business Corporations Act (Ontario).

4.3 The provisions hereof attaching to the Class B Preference shares or any part of such sections may be deleted, varied, modified, amended or amplified by articles of amendment but only with the approval of the holders of the Class B Preference shares given as hereinafter specified in section 4.4 hereof, in addition to any vote or authorization required by the Business Corporations Act (Ontario).

4.4 The approval of the holders of the Class B Preference shares hereby required as to any and all matters referred to herein (in addition to or as distinct from any vote or authorization required by the Business Corporations Act (Ontario) may be given by an instrument or instruments in writing by the holders of not less than two-thirds of the issued and outstanding Class B Preference shares or by resolution
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passed at a special meeting of the holders of the Class B Preference shares duly called for that purpose as provided, mutatis mustandis, in subsection 4.5 hereof of the conditions attaching to the Class B Preference shares.

4.5 The confirmation required by subsection 170(4) of the Business Corporations Act (Ontario) as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to the amended re-enacted or replaced provisions thereof), of a resolution authorizing an amendment to the articles as referred to in subsection 170(1) of the Business Corporations Act (Ontario) may be given by at least two-thirds of the votes cast at a meeting of the holders of the Class B Preference shares duly called for that purpose and help upon at least ten days' notice at which the holders of at least a majority of the then outstanding Class
B Preference shares are present or represented by proxy. If at any such meeting the holders of a majority of the then outstanding Class B Preference shares are not present or represented by proxy within half an hour after the time appointed for the meeting, then the meeting shall be adjourned to such date being not less than fourteen days later and to such time and place as may be appointed by the chairman of the meeting and at least ten days' notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of Class B Preference shares present or represented by proxy may transact the business for which the meeting was originally called. At such adjourned meeting the holders of Class B Preference shares present or presented by proxy may transact the business for which the meeting was originally called and confirmation of the holders of Class B Preference shares referred to above may be given by at least two thirds of the votes cast at such adjourned meeting. The formalities to be observed with respect to the giving of notice of any such meeting and the conduct threat shall be those from time to time prescribed the Business Corporations Act (Ontario) and the bye-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such meeting every holder of Class B Preference shares shall be entitled to one vote in respect of each Class B Preference share held.

5.       PRIORITY

5.1 The Class B Preference shares shall rank senior to the Class A Preference shares, the Class C Common shares and the common shares.

         (d) The Corporation is authorized to issue an unlimited number of Class C Common shares with out nominal or par value, designated as Class C Common shares. The Preference's rights, privileges, limitations and conditions attaching to the Class C Common shares shall be as follows:

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1.       DIVIDENDS

1.1 The holders of the Class C Common shares, in priority to the common shares shall be entitled to receive and the Corporation shall pay thereon as and when declared by the Board of Directors of the Corporation, out of the monies of the Corporation properly applicable to the payment of dividends, fixed preferential non-cumulative cash dividends at the rate of $0.01 per share per annum. No dividends shall at any time be declared or paid or set aside for payment for or on the Class C Common shares unless all dividends up to and including the dividends payable on the last preceding dividend payment date on the Class B Preference shares then issued and outstanding shall have been declared and paid or provided for at the date of such declaration or payment or setting apart for payment. Subject to the payment of the Class B Preference shares divided, the Board of Directors of the Corporation shall be entitled from time to time to declare part of the fixed preferential, non-cumulative Class C Common share cash dividend for any fiscal year notwithstanding that such dividend for such fiscal year shall not be declared in full. If within four months after the expiration of any fiscal year of the Corporation, the Board of Directors in its discretion, shall not declare the said dividend or any part thereof on the Class C Common shares for such fiscal year than the rights of the holders of the Class C Common shares to such dividend or any undeclared part thereof of such fiscal year shall be forever extinguished. The holders of the Class C Common shares shall not be entitled to any dividends other than or in excess of the non-cumulative cash dividends herein before provided for.

1.2 Cheques of the Corporation payable at par at any branch of the Corporation's bankers for the time being in Canada shall be issued in respect of the dividends the preference shares (less any tax required to be withheld by the Corporation) and payment thereof shall satisfy such dividends. Dividends which are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed for a period of six (6) years from the date on which they were declared to be payable shall be forefeited to the Corporation.

2.       DISSOLUTION

2.1 In the event of the dissolution, liquidation or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, the holders of the Class C Common shares shall be entitled to receive from the assets and property of the Corporation for each Class C Common share held by them respectively the sum of $0.10 together with all declared and unpaid preferential non-cumulative cash dividends thereon or a sum equivalent to the result obtained when the amount in the stated capital account for the Class C Common share is divided by the number of issued and outstanding

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Class C Common shares together with all declared and unpaid preferential non-cumulative cash dividends thereon (whichever is the greater), before any amount shall be paid or any property or assets of the Corporation distributed to the holders of any common shares or shares of any other class ranking junior to the Class C Common shares. After payment to the holders of the Class C Common shares of the amount so payable to them as provided in this Article 2.1, they shall not be entitled to share in any further distribution of the property or assets of the Corporation.


3.       VOTING RIGHTS

3.1 The holders of the Class C Common shares shall be entitled to receive notice and to attend all meetings of the shareholders of the Corporation and shall have one hundred votes for each Class C Common share held at all meetings of the shareholders of the Corporation except for meetings at which only holders of another specified Class or Series of shares of the Corporation are entitled to vote separately as a Class or Series.

3.2 The Class C Common shares shall rank junior to the common shares and Class A Preference shares and to the Class B Preference shares.


B. Any Officer or Director of the Corporation is hereby authorized and directed on behalf of the Corporation to execute and deliver to the Director under the Business Corporations Act. Articles of Amendment in duplicate and such Officer of Director is authorized to execute and deliver all such other documents and do such other acts and things as may be necessary or desirable to give effect to the foregoing; provided, however, that the Directors of the Corporation are hereby authorized to revoke the foregoing Special Resolution in whole or in part without further approval of the Shareholders of the Corporation at any time prior to the endorsement by the Director under the Business Corporation Act of the Certificate of Amendment of Articles.


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
5.  The amendment has been duly authorized as           La modification a ene doment autonsee donformement
    required by sections 168 & 170 (as applicable)      aux articles 168 at 170 (selon le cas) de la
    of the Business Corporations Act.                   lot sur las societes par actions.

6.  The resolution authorizing the amendment            Les actionnaires ou les administrateurs (selon le cas)
    was approved by the shareholders/directors (as      de la societe ont approuve la resolution autorisant
    applicable) of the corporation on                   la modification le


                                   1998/07/14
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                               (Year, Month, Day)
                              (annee, mois, jour)

These articles are signed in duplicate.                 Les presents status sont signes en double exemplaire.


                                                        ARTAGRAPH REPRODUCTION
                                                        TECHNOLOGY INCORPORATED
                                                        ------------------------------------
                                                               (Name of Corporation)
                                                        (Denomination sociale de la societe)


                                                                                                               Secretary/
                                                        By:/Par:           Simon Meredith                      Treasurer
                                                               -------------------------------          ----------------------
                                                                          (Signature)                  (Description of Office)
                                                                          (Signature)                        (Function)


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